Equitable Life Insurance Company of Iowa
909 Locust Street, Des Moines, Iowa  50309
                                              Phone:   (515) 698-7001
                                                Fax:   (515) 698-7615


                        Power of Attorney


Know all persons by these presents, that the undersigned, being duly elected Directors and officers of Equitable Life Insurance Company of Iowa ("Equitable Life"), constitute and appoint Myles
R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Equitable Life registration statements, and current amendments to registration statements, and to file the same, with all exhibits therto, on or before May 1, 2001, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:


* Post-Effective  Amendment designated  No.  12  to  Separate
  Account A of Equitable Life's Registration Statement on Form N-4 (Nos. 033-79170; 811-8524)



SIGNATURE                   TITLE                         DATE
---------                   -----                         ----

/s/ Robert C. Salipante
-----------------------     Director, Chief           April 6, 2001
Robert C. Salipante         Executive Officer

/s/ Wayne R. Huneke
-----------------------     Director                  April 9, 2001
Wayne R. Huneke             President and Chief
                            Financial Officer

/s/ Thomas J. McInerney
-------------------------   Director                  April 5, 2001
Thomas J. McInerney

/s/ Phillip R. Lowery
-----------------------     Director                  April 11, 2001
Phillip R. Lowery

/s/ Mark A. Tullis
-----------------------     Director                  April 10, 2001
Mark A. Tullis